             FIRST AMENDMENT TO LEASE

     This First Amendment to Lease ("Amendment") is dated as of April l, 1997 by and between TEXAS
HCP HOLDING, L.P., a Delaware limited partnership
("Lessor"), and ESC II, L.P. D/B/A TEXAS-ESC III,
L.P., a Washington limited partnership ("Lessee "
).

                     RECITALS

     A. Lessor and Lessee entered into a Lease dated as of March, 1997 (the
"Lease") for the San Marcos facility located in San Marcos, Texas.

     B. Lessor and Lessee desire to memorialize their understanding regarding certain provisions of the Lease.

                     AGREEMENT

     Capitalized terms not otherwise defined
herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     1. The Commencement Date of the Lease is
April 1, 1997;

     2. The Fixed Term of the Lease shall end on March 31, 2012;

     3. The first Lease Year for the Lease
commences on April 1, 1997 and ends on March 31, 1998 ; and

     4. The first Quarter for which Additional
Rent shall be due shall be the Quarter ending June
30, 1998.

     Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

TEXAS HCP HOLDING, L.P., a         ESC
III,L.P.D/B/A TEXAS-ESC III,
Delaware limited partnership       L.P., a
Washington limited partnership

By: TEXAS HCP G.P., INC.      By: ESC G.P. II,
INC., a Washington
       Its : Managing General
corporation
              Partner
Its: General Partner

By :
By:  /s/ Raymond R. Brandstrom
       ------------------------------------------
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Name:
Name: Raymond R. Brandstrom
Title:   President
Title:   President